Exhibit (h)(ii)(A)

                                                      AMENDED SEPTEMBER 29, 2005

                                   SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                            BETWEEN FIFTH THIRD FUNDS
                              AND FIFTH THIRD BANK


NAME OF FUND:

Fifth Third Government Money Market Fund
Fifth Third Prime Money Market Fund
Fifth Third U.S. Treasury Money Market Fund
Fifth Third U.S. Government Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Municipal Bond Fund
Fifth Third Dividend Growth Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Technology Fund
Fifth Third Strategic Income Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Equity Index Fund
Fifth Third Large Cap Core Fund
Fifth Third Small Cap Growth Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third Michigan Municipal Money Market Fund
Fifth Third Institutional Money Market Fund
Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund
Fifth Third Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Municipal Money Market Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third LifeModel Conservative FundSM
Fifth Third LifeModel Moderately Conservative FundSM
Fifth Third LifeModel Moderate FundSM
Fifth Third LifeModel Moderately Aggressive FundSM
Fifth Third LifeModel Aggressive FundSM
Fifth Third Small Cap Value Fund

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Fifth Third High Yield Bond Fund
COMPENSATION*
-------------
Annual Rate of:

Twenty one-hundredths of one percent (0.20%) of all Funds' average daily net assets up to $1 billion

Eighteen one-hundredths of one percent (0.18%) of all Funds' average daily net assets in excess of $1 billi on up to $2 billion

Seventeen one-hundredths of one percent (0.17%) of all Funds' average daily net assets in excess of $2 billion up to $15 billion

Fifteen one-hundredths of one percent (0.15%) of all Funds' average daily net assets in excess of $15 billion

         FIFTH THIRD FUNDS                  FIFTH THIRD BANK

         By: /s/ Russell D. Ungerman        By: /s/ Richard B. Ille
             -----------------------            -------------------
         Name:    Russell D. Ungerman       Name: Richard B. Ille
         Title: Vice President              Title: Vice President


     *    All fees are computed daily and paid monthly.

          The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed. For any Fund that commences operations after September 18, 2002 shall be subject to an annual minimum fee of $20,000.